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                                                                   Exhibit 10.9


                         FORM OF ASSET PLEDGE AGREEMENT


         This ASSET PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of December ___, 1998, by and between CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation (the "Pledgor"), and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation (the "Company").


                                   WITNESSETH:

         WHEREAS, the Pledgor has obtained from the Company all of the Company's right, title and interest in and to those certain management contracts (the "Management Contracts") and those certain accounts receivable and accounts payable and other net assets exclusively related to the management and operation of certain correction and detention facilities (collectively, with the Management Contracts, the "Management Contract Assets") pursuant to that certain Contribution Agreement dated as of the ___ day of December, 1998, by and among the Pledgor and the Company (the "Contribution Agreement");

         WHEREAS, a portion of the consideration for the transfer of the Management Contract Assets is evidenced by a promissory note of even date herewith (the "Note"), in the principal amount of one hundred thirty-seven million dollars ($137,000,000), payable to the order of the Company; and

         WHEREAS, as security for amounts due and payable to the Company under the Note, the Company desires to obtain from Pledgor and Pledgor desires to grant to Company, a security interest in all of Pledgor's Management Contract Assets.

         NOW, THEREFORE, in exchange for good and valuable consideration, and the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the parties herto hereby agree as follows,

         1. Pledge. As collateral security for the full payment by the Pledgor of the Note, and all principal thereon, when and as due, together with all renewals, extensions, and modifications thereof, and all notes given in part or full payment of amounts due thereunder, and all costs, including reasonable attorneys' fees, incurred by the Company in the collection or administration of same (all the foregoing, including the Note, being collectively referred to as "Secured Obligations"), the Pledgor individually hereby assigns, pledges, and delivers to the Company all of its right, title, and interest in and to the Management Contract Assets, whether now existing or hereafter arising, including but not limited to, all contract rights and rights to payment due thereunder. The Pledgor hereby authorizes the Company to take such action as may be necessary for the Company to perfect


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its security interest in the Management Contract Assets, including but not limited to the filing of financing statements pursuant to Tenn. Code Ann.
section 47-9-304, as may be amended.

         2. Release of Management Contract Assets Pledged as Collateral Security. The Note provides that the principal balance of the Note shall be due on or before December 31, 2008, provided, however, that Pledgor must prepay, in whole or in part, at any time or from time to time, without penalty, the principal balance before the due date, to the extent that Pledgor generates available cash flow from operations in excess of amounts required to make payments under any Pledgor credit facility or other similar financing arrangement. The Company and Pledgor hereby agree that upon receipt by the Company of the full amount due under the Note, the Company shall release in full the Management Contract Assets pledged hereunder. Upon payment in full of amounts due under the Note, the obligation of Pledgor evidenced by this Pledge Agreement and the Note relating to the Management Contract Assets, shall, without the necessity of any further action, be fully and automatically released; the Company shall, by the acceptance of such payment, relinquish any and all claims to or rights in and to the Management Contract Assets, and shall release, remise, and forever discharge the Pledgor from any and all claims or demands of whatsoever kind relating to such released Management Contract Assets arising from, under, or by reason of this Pledge Agreement. The Management Contract Assets shall not for any purpose whatsoever be deemed Management Contract Assets pledged under this Pledge Agreement once the same are released hereunder. The Company agrees promptly to execute and deliver to the Pledgor such instruments or documents, satisfactory to counsel for the Pledgor, evidencing the release of the Management Contract Assets pursuant to this Pledge Agreement.

         3. Default. In the event of (a) the failure of Pledgor to make payment of amounts due under the Note secured hereby, when such shall be due and payable under the terms of the Note and such default continues for more than forty-five
(45) days after its due date, or (b) a general assignment for the benefit of creditors by the Pledgor, or (c) any order, judgment, or decree is entered adjudicating the Pledgor bankrupt or insolvent, or (d) the sale or transfer of the Management Contract Assets pledged under this Agreement but not yet released without the prior consent of the Company, the Company is hereby vested with authority to use, transfer, hypothecate, or sell the remaining Management Contract Assets secured by this Pledge Agreement, or any part thereof, or to cause the same to be done at public or private sale, upon thirty (30) days' written notice, at such place and on such terms as the Company may deem advisable in its sole discretion, and the Company is authorized to purchase the remaining Management Contract Assets when sold for its own protection; and the proceeds of such sale, transfer, or hypothecation shall be applied to the payment of the Secured Obligations in the order prescribed by the Company in its sole discretion, together with all damages, interests, costs, and charges incurred by reason of Pledgor's nonpayment of the Secured Obligations when due. The surplus, if any, after payment of the Secured Obligations, shall be paid to the Pledgor.

         4. Warranties of Pledge or Regarding the Management Contract Assets. The Pledgor hereby warrants and represents that upon the execution of the Contribution Agreement, the Pledgor will



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have the exclusive right, title, and interest in and to the pledged Management
Contract Assets and that the same shall be unencumbered by any interest of any kind of any other person or party.

         5. Governing Law; Modification, etc, This Agreement and the right and obligations of the Company and Pledgor hereunder shall be construed under and in accordance with and shall be governed by the local laws of the State of Tennessee, and not the conflicts of laws of such state, cannot be changed orally, and shall bind and inure to the benefit of Pledgor and the Company and their respective personal representatives, heirs, successors and assigns.

         6. Severability. If any term of provision or this Agreement is held to be invalid, illegal or unenforceable, the validity of the other terms and provisions shall not be affected thereby.

         7. Notices. All notices, offers, or any other communication provided for herein shall be given in writing, and shall be deemed to have been duly given if delivered in person, or within five (5) days after being sent by registered or certified United States mail, postage prepaid, or as otherwise actually delivered to the Company or the Pledgor, respectively, at the following addresses:

                 If to the Company, to:

                       Corrections Corporation of America
                       10 Burton Hills Boulevard
                       Nashville, TN 37215
                       Attention: Darrell K. Massengale, Chief Financial Officer

                 with a copy to:

                        Stokes & Bartholomew, P.A.
                        424 Church Street, Suite 2800
                        Nashville, Tennessee 37219
                        Attention: Elizabeth E. Moore

                 If to the Pledgor, to:

                        Correctional Management Services Corporation
                        10 Burton Hills Boulevard
                        Nashville, TN 37215
                        Attention: Darrel K. Massengale, Chief Financial Officer




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                 with a copy to:

                        Stokes & Bartholomew, P.A.
                        424 Church Street, Suite 2800
                        Nashville, Tennessee 37219
                        Attention: Elizabeth E. Moore

         Any party hereto may change the address at which he or it receives written notices by so notifying the other parties hereto in writing.

         8. Successors and Assigns. The Pledge Agreement shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their successors, representatives, executors, and permitted assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date first above written.

                                       PLEDGOR:

                                       CORRECTIONAL MANAGEMENT
                                       SERVICES CORPORATION, a Tennessee
                                       corporation

                                       By:
                                           ----------------------------------
                                       Its:
                                           ----------------------------------


                                       COMPANY:

                                       CORRECTIONS CORPORATION OF
                                       AMERICA, a Tennessee corporation

                                       By:
                                          -----------------------------------
                                       Its:
                                           ----------------------------------







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